                                                            EXHIBIT 99.8.A.vii.a

                     AMENDMENT TO PARTICIPATION AGREEMENT


     This Amendment to Participation Agreement, made and entered into this _____ day of ___________, 2000 by and among United Investors Life Insurance Company ("Insurance Company"), on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto, INVESCO Distributors, Inc. ("Distributors"), INVESCO Funds Group, Inc., ("INVESCO"), and INVESCO Variable Investment Funds, Inc. ("Company").

     WHEREAS the Insurance Company, Distributors, INVESCO, and the Company have entered into a Participation Agreement, dated July 8, 1998 ("Participation Agreement"), and

     WHEREAS Insurance Company, Distributors, INVESCO, and the Company desire that each segregated asset account of the Insurance Company set forth in Schedule A hereto be enabled to invest in portfolios of the Company, and

     WHEREAS Insurance Company, Distributors, INVESCO, and the Company desire to have the portfolios of the Company offered in additional insurance contracts underwritten and distributed by Insurance Company as set forth in Schedule B hereto;

     NOW, THEREFORE Insurance Company, INVESCO, and the Company agree as follows:

     1. Schedule A of the Participation Agreement, which designates the Insurance Company Accounts which invest in portfolios of the Insurance Company, and Schedule B of the Participation Agreement, which designates the contracts offered by Insurance Company, are superseded and replaced by Schedules A and B attached hereto.

     2. Article 1 of the Participation Agreement shall be amended by inserting the following section after Section 1.9:

        1.10 Payments for the purchase of shares of any Fund by the Insurance Company under this Agreement may be "netted" against amounts due to the Company for redemptions of shares of any other Fund for the purposes of determining the amount that the Insurance Company must wire to Company.

     3. The Participation Agreement shall further be amended by the addition of Schedule C-1, which shall designate persons authorized to give instructions to the Company and Invesco regarding transactions involving the Titanium Universal Life Variable Account and the Titanium Annuity Variable Account. Those persons listed in the original schedule C to the Participation Agreement shall only have authority to give instructions regarding transactions involving the RetireMap Variable Account.

  All of the other provisions contained in the participation agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Participation Agreement to be executed in its name and on behalf of its duly authorized representatives.

United Investors Life Insurance Company


By:
   -------------------------------------

Title:
      ----------------------------------

Date:
     -----------------------------------

INVESCO Funds Group, Inc./INVESCO Distributors, Inc.

By:
   -------------------------------------
     Ronald L. Grooms
     Senior Vice President and Treasurer

Date:
        --------------------------------

INVESCO Variable Investment Funds, Inc.

By:
   -------------------------------------
     Ronald L. Grooms
     Treasurer and Chief Financial and Accounting Officer

Date:
     -----------------------------------

                                  SCHEDULE A

                                   ACCOUNTS



                                                Date of Resolution of Insurance
                                                   Company's Board Which
Name of Account                                    Established the Account

RetireMap Variable  Account                     September 20, 1996
Titanium Universal Life Variable Account        September 15, 1999
Titanium Annuity Variable Account               September 15, 1999

                                  SCHEDULE B

                                   CONTRACTS


1.    Contract Form V96
2.    Contract Form TL99
3.    Contract Form TA99

                                 SCHEDULE C-1
      PERSONS AUTHORIZED TO GIVE INSTRUCTIONS TO THE COMPANY AND INVESCO
                    REGARDING TITANIUM VUL AND TITANIUM VA


               NAME                           ADDRESS AND PHONE NUMBER


(1)
    --------------------------------    --------------------------------------
    Print or Type Name

                                        Phone:
    --------------------------------           -------------------------------
    Signature


(2)
    --------------------------------    --------------------------------------
    Print or Type Name

                                        Phone:
    --------------------------------           -------------------------------
    Signature


(3)
    --------------------------------    --------------------------------------
    Print or Type Name

                                        Phone:
    --------------------------------           -------------------------------
    Signature


(4)
    --------------------------------    --------------------------------------
    Print or Type Name

                                        Phone:
    --------------------------------           -------------------------------
    Signature